Exhibit 10.1
AWARD AGREEMENT
CST Brands, Inc. 2013 Omnibus Stock Incentive Plan

Non-Qualified Stock Option
This Award Agreement (this “Agreement”) is entered into between CST Brands, Inc., a Delaware corporation (“Company”), and Participant pursuant to the terms of the CST Brands, Inc. 2013 Omnibus Stock Incentive Plan (as may be amended, the “Plan”). As used herein, “Participant” means «First_Name» «Middle_Name» «Last_Name», an Employee of Company. Capitalized terms used in this Agreement but not otherwise defined in this Agreement have the meanings set forth in the Plan.
1.Grant of Stock Option. Company grants to Participant a Non-qualified Stock Option (the “Stock Option”) on «Option_Date» (“Date of Grant”) to purchase up to «Shares_Granted» shares of Common Stock (the “Shares”) in accordance with the terms of this Agreement and the Plan. The Shares, when issued to Participant upon the exercise of the Stock Option, will be fully paid and non-assessable.
2.    Purchase Price. The Option Price of the Shares will be «Option_Price» per Share.
3.    Term of Award. The Award Period during which the Stock Option is in effect will commence on the Date of Grant and end on the tenth anniversary of the Date of Grant, unless the Stock Option otherwise terminates or is forfeited under the terms of the Plan or this Agreement prior to the expiration of the Award Period, including, without limitation, in connection with Participant’s termination of service as an Employee as provided under Article 8 of the Plan.
4.    Exercise of Stock Option. No portion of the Stock Option may be exercised prior to «Vest_Date_Period_1» and may only be exercised to the extent the Shares under the Stock Option had vested in accordance with the schedule below. Subject to the provisions of the Plan relating to suspension or termination from the Plan or forfeiture and lapsing of the Stock Option, the Shares under the Stock Option will be available for exercise in the following increments, provided Participant has continually remained an Employee through such dates: «Shares_Period_1» shares vest on «Vest_Date_Period_1»; «Shares_Period_2» shares vest on «Vest_Date_Period_2»; and «Shares_Period_3» shares vest on «Vest_Date_Period_3».
The Stock Option must be exercised in accordance with the Plan and administrative regulations established by the Committee by delivering to the Company’s principal business office: (1) an Exercise Notice in the form approved by the Committee that designates the Exercise Date and the number of Shares under the Stock Option to be exercised and (2) full payment for the total Option Price of the Shares to be exercised on the Exercise Date. Failure to exercise the Stock Option in accordance with the Plan and the regulations established by the Committee shall render such exercise ineffective. In the event of any failure by Participant to pay for the number of Shares specified in the Exercise Notice on the Exercise Date, the exercise of the Stock Option with respect to such number of Shares will be treated as if it had never been made.

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT    Page 1

If any law or regulation requires Company to take any action with respect to the Shares specified in the Exercise Notice, then the date of delivery of the Shares against payment will be extended for the period necessary to take such action.
5.    Plan Incorporated by Reference. The Plan is incorporated herein, and by this reference, is made a part hereof for all purposes.
6.    Limitation of Rights of Participant. Participant will have no rights with respect to any Shares not expressly conferred by the Plan or this Agreement.
7.    No Assignment. This Agreement and the Stock Option granted hereunder are of a personal nature and Participant ’s rights with respect hereto and thereto may not be sold, mortgaged, pledged, assigned, transferred, conveyed or disposed of in any manner by Participant and may not be exercised by any person, other than Participant, except as expressly permitted under the Plan. Any such attempted sale, mortgage, pledge, assignment, transfer, conveyance, disposition or exercise will be void, and Company will not be bound thereby.
8.    Successors. This Agreement is binding upon any successors of Company and the heirs, successors and legal representatives of Participant.
9.    Direct Registration. Participant agrees that in lieu of stock certificates, any Shares issuable in connection with the exercise of the Stock Option may be issued in uncertificated form pursuant to the Direct Registration System (“DRS”) of Company’s stock transfer agent.
10.    Section 409A. If necessary in order to ensure such compliance, this Agreement may be reformed consistent with guidance issued by the Internal Revenue Service. In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on Participant under Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

[REMAINDER OF PAGE INTENTIONALLY]

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT    Page 2

By your signature and the Company’s signature below, you and the Company agree that the Stock Option referenced above is granted under and governed by the terms and conditions of the this Award Agreement and the Company’s 2013 Omnibus Stock Incentive Plan (as may be amended) attached hereto, all of which are made a part of this agreement.

CST BRANDS, INC.

By:
Name:                                                 Date
Title:

«First Name» «Middle Name» «Last Name»        Date
Participant

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT    Page 3